UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2019
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NATURAL RESOURCE PARTNERS L.P.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)
1201 Louisiana St., Suite 3400 Houston, Texas 77002 (Address of principal executive office) (Zip Code)
(713) 751-7507 (Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2019, Jasvinder S. Khaira provided notice of his decision to resign, effective March 8, 2019, from the Board of Directors (the “Board”) of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. (“NRP”). On February 27, 2019, in accordance with the Board Representation and Observation Rights Agreement (the “Board Rights Agreement”) with certain entities controlled by funds affiliated with The Blackstone Group, L.P. (collectively referred to as “Blackstone”) and affiliates of GoldenTree Asset Management LP (collectively referred to as “GoldenTree”), Blackstone appointed, and the Board ratified the appointment of, Alexander D. Greene to the Board, effective March 8, 2019.

Mr. Khaira’s resignation from the Board was not as a result of any disagreement with NRP or its management.

Alexander D. Greene, 60, brings extensive corporate finance and private equity experience to his role on the Board, with more than 35 years investing in businesses where operational improvement and strategic guidance were primary drivers of value creation and as a financial advisor to large and mid-cap companies, boards of directors and other constituencies in complex leveraged finance, merger and acquisition and recapitalization transactions. Mr. Greene is a director of Ambac Financial Group, Inc., Element Fleet Management Corp. and USA Truck, Inc. and recently served as Chairman of the Board of Modular Space Corporation prior to its sale to Williams Scotsman in 2018. From 2005 to 2014 he was a Managing Partner and head of U.S. Private Equity at Brookfield Asset Management, a global asset management company. Prior to Brookfield, Mr. Greene was a Managing Director and co-head of Carlyle Strategic Partners, a private equity fund, and a Managing Director and investment banker at Wasserstein Perella & Co. and Whitman Heffernan Rhein & Co. Mr. Greene is a volunteer firefighter and president of the Armonk Independent Fire Company and serves on the Budget and Finance Advisory Committee for the Town of North Castle, New York.

Relationships

Mr. Greene was appointed to the Board pursuant to the Board Rights Agreement and is a designee of Blackstone. Pursuant to the Board Rights Agreement, Blackstone is entitled to designate one person to serve on the Board and one observer to attend meetings of the Board. Blackstone's rights to designate a member of the Board and an observer will terminate at such time as Blackstone, together with its affiliates, no longer owns a certain minimum threshold of NRP’s preferred units. Following the time that Blackstone (and its affiliates) no longer owns such amount and until such time as GoldenTree (together with its affiliates) no longer owns a minimum preferred unit threshold, GoldenTree shall have the one-time option to designate either one person to serve as a member of the Board or one person to serve as a Board observer. To the extent GoldenTree elects to designate a Board member and later removes such Board member, GoldenTree may then elect to appoint a Board observer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP Natural Resource Partners LLC,
Its General Partner

Dated: March 5, 2019	By:	/s/ Kathryn S. Wilson
	Name:	Kathryn S. Wilson
	Title:	Vice President and General Counsel